Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217009

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated April 28, 2017)

1,778,320 Shares

KALVISTA PHARMACEUTICALS, INC.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 1,778,320 shares of our common stock at an offering price of $8.21 per share. The shares of common stock are being sold directly to affiliates of Venrock Healthcare Capital Partners (“Venrock”) and affiliates of BVF Partners L.P. (“BVF”), pursuant to subscription agreements dated July 30, 2018.

Our common stock is listed on The Nasdaq Global Market under the symbol “KALV.” On July 30, 2018, the last reported sale price of our common stock was $8.48 per share. As of July 30, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $43,815,000, which amount is based on 4,752,161 shares of outstanding common stock held by non-affiliates and a per share price of $9.22, which was the reported sale price of our common stock on The Nasdaq Global Market on July 17, 2017. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

The shares of common stock are being offered directly to investors without a placement agent or underwriter. We are not paying underwriting discounts or commissions in connection with the offering. The gross proceeds to us before expenses will be $14,600,007.20. We estimate the total expenses of this offering will be approximately $100,000.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price and proceeds, before expenses, to us	$8.21	$14,600,007.20

Delivery of the shares is expected to be made on or about August 2, 2018.

The date of this prospectus supplement is July 30, 2018.

Table Of Contents

Prospectus Supplement

Prospectus

S-i

About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus dated April 28, 2017, are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000 under the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

In July 2017, we entered into an “at-the-market” program and sales agreement with BTIG, LLC, under which the Company was able to, from time to time, offer and sell common stock having an aggregate offering value of up to $6.0 million. On July 27, 2018, we terminated the “at the market” program and are no longer offering any shares of our common stock pursuant to the prospectus supplement filed with the SEC on July 13, 2017 pursuant to Rule 424(b)(5) relating to the Sales Agreement with BTIG, LLC, dated as of July 13, 2017.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompany prospectus, the documents incorporated by reference herein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and/or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “Company,” “KalVista,” “Registrant,” “we,” “us” and “our” refer to KalVista Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless otherwise noted. “KalVista” and all product candidate names are our common law trademarks. This prospectus supplement and the information incorporated herein by reference contains additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Forward-Looking Statements

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus supplement and the documents incorporated by reference herein other than statements of historical fact, including statements regarding our future consolidated results of operations and financial position, our business strategy and plans, timing and success of our clinical trials, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potentially,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our consolidated financial condition, consolidated results of operations, business strategy, short-term and long-term business operations and objectives and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those discussed in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and any free writing prospectus. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus supplement, or in the case of documents referred to or incorporated by reference herein or in the accompanying prospectus, the date of those documents, or to conform such statements to actual results or revised expectations. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Overview

We are a clinical stage pharmaceutical company focused on the discovery, development and commercialization of small molecule protease inhibitors for diseases with significant unmet need. Our first product candidates are inhibitors of plasma kallikrein being developed for two indications: hereditary angioedema (“HAE”) and diabetic macular edema (“DME”). We apply our insights into the chemistry of proteases and, with our current programs, the biology of the plasma kallikrein system, to develop small molecule inhibitors with high selectivity, potency and bioavailability that we believe will make them successful treatments for disease.

We have created a structurally diverse portfolio of oral plasma kallikrein inhibitors and advanced multiple drug candidates into Phase 1 clinical trials for HAE in order to create what we believe will be best-in-class oral therapies. In the case of DME, we are initially developing a plasma kallikrein inhibitor which is administered directly into the eye and anticipate ultimately developing orally delivered drugs. In December 2017 we commenced a Phase 2 clinical trial of KVD001, our most advanced DME drug candidate, which we anticipate will be completed in the second half of 2019.

HAE is a rare and potentially life-threatening condition with symptoms that include episodes of debilitating and often painful swelling in the skin, gastrointestinal tract or airways. Despite having multiple therapies approved, we believe HAE patients are in need of alternatives that better meet their objectives for quality of life and ease of disease control. Currently marketed therapies are all administered by injection and we anticipate that there will be strong interest in safe and effective, orally delivered, small molecule treatments. Our strategy in HAE is to develop a portfolio of molecules, both to provide best-in-class oral therapeutics as well as to have the opportunity to evaluate molecules for different market segments, such as acute or prophylactic therapy. Our medicinal chemistry program has discovered and patented a large portfolio of structurally diverse plasma kallikrein inhibitors, which enables our selection of only compounds that meet stringent selection criteria for progression.

Based upon results observed in the Phase 1 trial that we initiated in December 2017, we have selected the compound KVD900 to move forward as a potential therapy for on-demand treatment of acute attacks in patients with HAE. We believe that a conveniently administered oral, on-demand product could provide an opportunity to capture a significant portion of the current acute treatment market as well as patients who may currently use prophylactic therapies because of the lack of convenient and effective alternatives. We are currently planning to initiate a Phase 2 clinical trial for KVD900 in late 2018 that should be completed in mid-2019. We anticipate that this trial will be designed as a proof of concept study in HAE patients, intended to determine the safety and efficacy of KVD900 in reducing the severity and duration of attacks when taken at the onset of symptoms.

Our Phase 1 first-in-human study of KVD900 displays what we believe is a very attractive profile for on-demand therapy. In this placebo controlled study in healthy volunteers doses up to 600 mg have been generally well tolerated with no dose-limiting safety signals emerging and no gastrointestinal adverse events noted at any dose level. The pharmacokinetic exposure profile revealed rapid absorption of KVD900 following oral administration to maximal concentrations more than 100x the concentration we believe is required to effectively treat HAE attacks.

The rapidity of absorption was such that effective concentrations were reached at most dose levels within 30 minutes of dosing. Exposure to KVD900, determined as both maximal concentration and overall exposure (area under the curve) increased dose-dependently. We believe this combination of rapid uptake and very high drug levels compares favorably to the existing injected therapies, which show no faster absorption and generally much lower peak levels of drug concentration. Our pharmacodynamic analysis of samples collected from the volunteers following administration of KVD900 shows high levels of plasma kallikrein inhibition for as long as 10 hours after a single dose. This data, combined with the level of inhibition of plasma kallikrein activity observed in HAE patient plasma tested in a separate assay, leads us to believe that a single dose of KVD900 may inhibit plasma kallikrein in patients experiencing an acute HAE attack sufficiently to provide a therapeutic alternative that is superior to current treatments.

DME is the leading cause of moderate vision loss in most developed countries and diabetes, the underlying cause of DME, is the leading cause of blindness among adults aged 20 to 74 years old, according to 2014 statistics published by the Center for Disease and Prevention. Our DME program is initially focused on the development of an intravitreally administered small molecule plasma kallikrein inhibitor, KVD001. We believe intravitreal plasma kallikrein inhibitors may be an effective alternative therapy to vascular endothelial growth factor (“VEGF“) inhibitors and further improve visual acuity and decrease macular thickening. Preclinical pharmacokinetic studies using KVD001 have shown that direct injection into the eye delivers a high drug concentration at the desired site of action. The drug concentration is maintained for a prolonged period with a low systemic exposure, potentially supporting an extended dosing schedule. We have successfully completed a first-in-human trial of KVD001 in patients with DME and began a Phase 2 clinical trial in 2017. In addition to KVD001, we also plan to develop an oral plasma kallikrein inhibitor to treat DME. An oral treatment may provide the opportunity to reduce treatment burden, treat patients earlier in disease progression, and provide a convenient and readily accessible treatment option for DME.

In October 2017, our wholly-owned, U.K. based subsidiary KalVista Pharmaceuticals Limited (“KalVista Limited) and Merck Sharp & Dohme Corp. (“Merck”) entered into an option agreement (the “Option Agreement”) under which we granted to Merck an option to acquire KVD001 through a period following completion of a Phase 2 clinical trial. We also granted to Merck a similar option to acquire investigational orally delivered molecules for DME (the “Oral DME Compounds”) that we will continue to develop as part of our ongoing research and development activities, through a period following the completion of a Phase 2 clinical trial. Under the terms of the Option Agreement, Merck paid to us a non-refundable upfront fee of $37.0 million in November 2017 and may pay up to an additional $715 million in milestones as well as royalties on net sales of any products commercialized under the Agreement. Merck also acquired a 9.9% ownership stake in KalVista in a separate transaction that closed concurrently with the Option Agreement.

Company Information

We were incorporated in the State of Delaware on March 26, 2004 as Sentrx Surgical, Inc. Our name changed to Carbylan Biosurgery, Inc. on December 14, 2005 and to Carbylan Therapeutics, Inc. on March 7, 2014. In June 2016, we entered into a definitive share purchase agreement (“Share Purchase Agreement”), with KalVista Pharmaceuticals Ltd. (“KalVista Limited”), a private company limited by shares incorporated and registered in England and Wales and the shareholders of KalVista Limited, pursuant to which the shareholders of KalVista Limited became the majority owners of the company. We changed our name to KalVista Pharmaceuticals, Inc. on November 21, 2016 in connection with the completion of the share purchase transaction. Our principal executive offices are located at 55 Cambridge Parkway, Suite 901 East, Cambridge, MA 02142, and our telephone number is (857) 999-0075. Our website address is www.kalvista.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

The Offering

Common stock offered by us	1,778,320 shares

Common stock to be outstanding immediately following this offering	12,578,215 shares

Use of proceeds

We currently intend to use any net proceeds of this offering for general corporate purposes, which may include funding research and development, increasing our working capital, acquisitions or investments in business, products or technologies that are complementary to our own and capital expenditures. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors

Investing in our common stock involves significant risks. You should read the “Risk Factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to invest in our common stock.

Nasdaq Global Market listing	Our common stock is listed on The Nasdaq Global Market under the symbol “KALV.”

The above discussion is based on 10,799,895 shares of our common stock outstanding as of April 30, 2018, and excludes:

•

197,719 shares of common stock issuable upon exercise of options outstanding under the KalVista Pharmaceuticals Ltd. Enterprise Management Incentive Scheme assumed by us at a weighted average exercise price of $0.0070 per share;

•	165,148 shares of common stock issuable upon the exercise of options outstanding under our 2015 Incentive Plan at a weighted average exercise price of $7.69 per share;

•	470,772 shares of common stock issuable upon the exercise of options outstanding under our 2017 Equity Incentive Plan at a weighted average exercise price of $7.22 per share;

•	85,055 shares of common stock issuable upon the exercise of options outstanding pursuant to a Non-Plan Inducement Stock Options at a weighted average exercise price of $8.45 per share;

•	90,000 shares of common stock issuable upon the settlement of performance stock units under our 2017 Equity Incentive Plan; and

•

1,176,367 shares of common stock reserved and available for future issuance under our equity incentive plans, consisting of (1) 1,076,367 shares of common stock reserved for issuance under our 2017 Equity Incentive Plan; and (2) 100,000 shares of common stock reserved for issuance under our 2017 Employee Stock Purchase Plan.

Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase shares of common stock sold in this offering, you will incur immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the as adjusted net tangible book value per share after giving effect to this offering, based on the public offering price of $8.21 per share, because the price that you pay will be substantially greater than the as adjusted net tangible book value per share of the common stock that you acquire. This dilution is due in large part to the fact that certain of our earlier investors paid substantially less than the offering price when they purchased shares of our capital stock. You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional shares of our common stock. For more information, see “Dilution.”

Future sales of shares of our common stock by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Further, we have a number of stock options outstanding. If a substantial number of shares of common stock underlying these stock options are sold, or if it is perceived that they will be sold, in the public market, it could have an adverse impact on the market price of our common stock. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Use of Proceeds

We expect to receive approximately $14.5 million in net proceeds from the sale of 1,778,320 shares of common stock offered by us in this offering, after deducting estimated offering expenses payable by us.

We currently intend to use any net proceeds from the sale of securities under this prospectus supplement for general corporate purposes, which may include funding research and development, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. However, we have no current commitments or obligations to use the proceeds for such activities.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds. Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

Dilution

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of April 30, 2018, our net tangible book value was $27.3 million, or $2.52 per share of common stock. Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by the total number of shares of our common stock outstanding.

After giving effect to the sale of 1,778,320 shares of our common stock in this offering at the public offering price of $8.21 per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of April 30, 2018 would have been approximately $41.8 million, or $3.32 per share. This represents an immediate increase in net tangible book value of $0.80 per share to existing stockholders and immediate dilution of $4.89 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Offering price per share		$8.21
Net tangible book value per share as of April 30, 2018, before giving effect to this offering	$2.52
Increase in as adjusted net tangible book value per share after giving effect to this offering	0.80

As adjusted net tangible book value per share, after giving effect to this offering		$3.32

Dilution per share to investors purchasing shares in this offering		$4.89

The above discussion is based on 10,799,895 shares of our common stock outstanding as of April 30, 2018, and excludes:

•

197,719 shares of common stock issuable upon exercise of options outstanding under the KalVista Pharmaceuticals Ltd. Enterprise Management Incentive Scheme assumed by us at a weighted average exercise price of $0.0070 per share;

•	165,148 shares of common stock issuable upon the exercise of options outstanding under our 2015 Incentive Plan at a weighted average exercise price of $7.69 per share;

•	470,772 shares of common stock issuable upon the exercise of options outstanding under our 2017 Equity Incentive Plan at a weighted average exercise price of $7.22 per share;

•	85,055 shares of common stock issuable upon the exercise of options outstanding pursuant to a Non-Plan Inducement Stock Options at a weighted average exercise price of $8.45 per share;

•	90,000 shares of common stock issuable upon the settlement of performance stock units outstanding under our 2017 Equity Incentive Plan; and

•

1,176,367 shares of common stock reserved and available for future issuance under our equity incentive plans, consisting of (1) 1,076,367 shares of common stock reserved for issuance under our 2017 Equity Incentive Plan; and (2) 100,000 shares of common stock reserved for issuance under our 2017 Employee Stock Purchase Plan.

To the extent that outstanding options are exercised or other shares issued, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

We are selling an aggregate of 1,778,320 shares of common stock directly to affiliates of Venrock and affiliates of BVF, at a price of $8.21 per share. We have entered into subscription agreements, dated July 30, 2018, with affiliates of Venrock and affiliates of BVF relating to the sale of the shares of common stock. The shares of the common stock are being offered directly to the investors without a placement agent, underwriter, broker or dealer.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Our common stock is listed on the Nasdaq Global Market under the symbol “KALV.”

Legal Matters

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Fenwick & West LLP, Mountain View, California.

Experts

The consolidated financial statements, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended April 30, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 55 Cambridge Parkway, Suite 901 East, Cambridge, MA 02142, during normal business hours.

Information about us is also available at our website at http://www.kalvista.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

(1)	Our Annual Report on Form 10-K for the year ended April 30, 2018 filed with the SEC on July 30, 2018 pursuant to Section 13 of the Exchange Act;

(2)	Our Current Reports on Form 8-K filed on May 2, 2018 and June 29, 2018;

(3)

The description of our common stock in our Registration Statement on Form 8-A (No. 001-36830) filed with the SEC on February 2, 2015, and including any other amendments or reports filed for the purpose of updating such description; and

(4)	All other filings pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference, including exhibits to these documents. Written or oral requests for copies should be directed KalVista Pharmaceuticals, Inc., Attn: Investor Relations, 55 Cambridge Parkway, Suite 901 East, Cambridge, MA 02142, telephone number (857) 999-0075. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

PROSPECTUS

$100,000,000

KalVista Pharmaceuticals, Inc.

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $100,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $100,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $20.2 million, which was calculated based on 2,417,306 shares of outstanding common stock held by non-affiliates as of January 31, 2017, and a price per share of $8.34, the closing price of our common stock on March 15, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

Our common stock is traded on the NASDAQ Global Market under the symbol “KALV.” On March 27, 2017 the last reported sales price for our common stock was $7.65 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the NASDAQ Global Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 5 of this prospectus before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “KalVista,” the “Company,” “we,” “us,” and “our” refer to KalVista Pharmaceuticals, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a clinical stage pharmaceutical company focused on the discovery and development of small molecule protease inhibitors. Our first product candidates are inhibitors of plasma kallikrein being developed for two indications: hereditary angioedema (“HAE”) and diabetic macular edema (“DME”). Our mission is to apply our insights into the chemistry of proteases and, initially, the biology of the plasma kallikrein system, to develop oral molecules that offer properties such as selectivity, potency and bioavailability that we believe will make them successful treatments. While there is good evidence that inhibition of plasma kallikrein is able to treat HAE, currently marketed therapies are all administered by injection and we anticipate considerable potential for orally delivered, small molecule treatments. In the case of DME, we are initially developing a plasma kallikrein inhibitor which is administered directly into the eye but anticipate ultimate development of orally delivered drugs. To achieve these aims we are advancing several product candidates developed from our proprietary portfolio into early clinical trials. We began a first-in-human clinical trial of our first oral HAE candidate, KVD818, in the third calendar quarter of 2016 and plan to advance our lead DME candidate, KVD001, to Phase 2 trials later this year. We are currently progressing additional oral candidates through preclinical studies and plan to take at least one of those into the clinic this year.

We are developing oral plasma kallikrein inhibitors for the treatment of HAE, a rare and potentially life-threatening condition with symptoms that include episodes of debilitating and often painful swelling in the skin, gastrointestinal tract or airways. Prior clinical studies by other currently marketed solutions have shown that inhibition of plasma kallikrein activity is an effective way to treat HAE. A conveniently administered oral product could provide an opportunity to capture a significant portion of the current market, as well as allow it to expand the market for HAE patients.

We believe that HAE is a clinical indication and market that can be served by a focused commercial organization because there are a limited number of primary prescribers and active patient-focused disease organizations for this rare disease, which has a prevalence of approximately 1 in 50,000, according to a study published in the American Journal of Managed Care in 2013.

DME is the leading cause of vision loss in most developed countries and diabetes, the underlying cause of DME, is the leading cause of blindness among adults aged 20 to 74 years old, according to 2014 statistics published by the Center for Disease and Prevention. Our DME program is initially focused on the development of an intravitreally administered small molecule plasma kallikrein inhibitor. With our most advanced compound, KVD001, we have successfully completed a first-in-human trial in patients with DME and are planning for a Phase 2 trial. We believe intravitreal plasma kallikrein inhibitors may be an effective alternative or adjunct to VEGF-inhibitor therapy to improve visual acuity and decrease macular thickening. Preclinical pharmacokinetic studies have shown that direct injection into the eye delivers a high drug concentration at the desired site of action, which is maintained for a prolonged period with a low systemic exposure, potentially supporting an infrequent dosing schedule. In addition to KVD001, we also plan to develop an oral plasma kallikrein inhibitor to treat DME. An oral treatment may provide the opportunity to reduce treatment burden, treat patients earlier in disease development, and provide a convenient and readily accessible treatment option for DME.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

We were incorporated in the State of Delaware on March 26, 2004 as Sentrx Surgical, Inc. Our name changed to Carbylan Biosurgery, Inc. on December 14, 2005 and to Carbylan Therapeutics, Inc. on March 7, 2014. In June 2016, we entered into a definitive share purchase agreement (“Share Purchase Agreement”), with KalVista Pharmaceuticals Ltd. (“KalVista Limited”), a private company limited by shares incorporated and registered in England and Wales and the shareholders of KalVista Limited, pursuant to which the shareholders of KalVista Limited became the majority owners of the company. We changed our name to KalVista Pharmaceuticals, Inc. on November 21, 2016 in connection with the completion of the share purchase transaction. Our principal executive offices are located at One Kendall Square, Bld 200, Ste 2203, Cambridge, MA 02139, and our telephone number is (857) 999-0075. Our website address is www.kalvista.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our dollar coverage deficiency. The ratio of earnings to fixed charges is not disclosed since it is a negative number in each year and period shown below. Any time we offer debt securities pursuant to this prospectus, we will provide an updated table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required. Any time we offer shares of preferred stock pursuant to this prospectus, we will provide a table setting forth our ratio of combined fixed charges and preferred stock dividends to earnings, if required.

	Year Ended April 30,		Nine Months Ended January 31,
(in millions)	2015	2016	2017
Ratio of earnings to fixed charges	—	—	—
Deficiency of earnings to fixed charges	$(7.2)	$(11.4)	$(14.4)

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our definitive proxy statement filed on October 28, 2016 and our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated herein by reference in this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

 This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary and partnered products and product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in our definitive proxy statement filed on October 28, 2016 and our most recent Quarterly Report on Form 10-Q, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act) and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, One Kendall Square, Bld 200, Ste 2203, Cambridge, MA 02139, during normal business hours.

Information about us is also available at our website at http://www.kalvista.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	Our Definitive Proxy Statement for our special meeting of stockholders filed with the SEC on March 2, 2017;

(3)

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, June 30, 2016, September 30, 2016 and January 31, 2017 and filed with the SEC on May 12, 2016, August 12, 2016, November 8, 2016, and March 16, 2017, respectively;

(4)

Our Current Reports on Form 8-K filed on February 1, 2016, March 18, 2016, April 18, 2016, June 15, 2016, June 17, 2016, June 22, 2016, June 24, 2016, June 28, 2016, July 29, 2016, September 30, 2016, November 4, 2016, November 21, 2016, November 23, 2016, December 20, 2016, March 17, 2017 and March 27, 2017, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein;

(5)

The description of our common stock in our Registration Statement on Form 8-A (No. 001-36830) filed with the SEC on February 2, 2015, and including any other amendments or reports filed for the purpose of updating such description; and

(6)	All other filings pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed KalVista Pharmaceuticals, Inc., Attn: Investor Relations, One Kendall Square, Bldg  200, Ste 2203, Cambridge, MA 02139, telephone number (857) 999-0075. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 21, 2016, KalVista Pharmaceuticals Limited (“KalVista Limited”) completed a share purchase transaction with Carbylan Therapeutics Inc. (“Carbylan”) in an all-stock transaction whereby immediately following the transaction Carbylan’s equity holders owned 19% and KalVista Limited’s equity holders owned 81% of the combined company, respectively. The combined company was renamed KalVista Pharmaceuticals, Inc. following the transaction. We have included in Appendix A to this prospectus unaudited pro forma financial information for the nine months ended January 31, 2017 as if the share purchase transaction occurred on May 1, 2016 for purposes of statements of operations and comprehensive income.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 (the Securities Act), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The NASDAQ Stock Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;
•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
•	the purchase price of the securities from us;
•	the net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;
•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
•	any public offering price; and
•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 105,000,000 shares of all classes of capital stock, of which 100,000,000 shares are common stock, $0.001 par value per share, and 5,000,000 shares are preferred stock, $0.001 par value per share. Our capital is stated in U.S. dollars. As of March 24, 2017, we had 9,713,042 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is our transfer agent and registrar for the common stock.

The NASDAQ Global Market

Our common stock is listed on The NASDAQ Stock Market under the symbol “KALV.”

Preferred Stock

Under the terms of our Amended and Restated Certificate of Incorporation, our board of directors have the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Bylaws and Delaware Law

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon closing of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our certificate of incorporation and bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board. Our certificate of incorporation will provide that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our bylaws will also provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors.

Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation will provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our bylaws will also provide that, subject to any special rights of the holders of any series of preferred stock, and to the requirements of applicable law, special meetings of the stockholders can be called only by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors which our board of directors would have if there were no vacancies. Except as described above, stockholders will not be permitted to call a special meeting or to require the board of directors to call a special meeting.

Removal of Directors. Our bylaws will provide that our directors may be removed only for cause by the affirmative vote of at least 66 2/3% of the voting power of our voting stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Advance Notice Procedures. Our bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Super Majority Approval Requirements. The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation and bylaws will provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors will be required to amend, alter, change or repeal certain provisions of the certificate of incorporation and bylaws. This requirement of a supermajority vote to approve amendments to certain provisions of our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum. Our certificate of incorporation will provide that, to the fullest extent permitted by applicable law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any other action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Right

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
•	all lawful interest on overdue interest and overdue principal has been paid; and
•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

•	Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, Mountain View, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements of Carbylan Therapeutics, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

The financial statements of KalVista Pharmaceuticals Limited for the year ended April 30, 2016 incorporated in this prospectus by reference to the Current Report on Form 8-K dated November 21, 2016, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to KalVista Pharmaceuticals Limited’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Appendix A

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of KalVista Pharmaceuticals, Inc. (previously named Carbylan Therapeutics, Inc.) (herein referred to as the “Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) and KalVista Pharmaceuticals Limited (“KalVista”), in accordance with the terms of a Share Purchase Agreement, dated as of June 15, 2016 (the “Share Purchase Agreement”), by and among the Company, KalVista, the shareholders of KalVista (each a “Seller” and collectively, the “Sellers”) and the Seller Representative (as defined therein). On November 21, 2016, pursuant to the Share Purchase Agreement, each Seller sold to the Company, and the Company purchased from each Seller, all of the ordinary and preferred shares of KalVista owned by such Seller in exchange for the issuance of a certain number of shares of common stock of the Company (the “Transaction”). In connection with the Transaction, the name of the surviving corporation was changed to KalVista Pharmaceuticals, Inc. The Transaction was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). KalVista has been determined to be the accounting acquirer and Carbylan the accounting acquiree. The unaudited pro forma condensed combined financial information gives effect to the Transaction based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the Transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our preliminary purchase price to the assets acquired and liabilities assumed in the Transaction based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Transaction; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on our combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our preliminary purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Transaction are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the Transaction date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Transaction.

The unaudited pro forma combined financial information should be read in conjunction with the audited financial statements of KalVista as of and for the year ended April 30, 2016 and the related notes thereto included in the Company’s Form 8-K filed on November 23, 2016 with the Securities and Exchange Commission.

KalVista Pharmaceuticals, Inc.

Unaudited Pro forma Combined Statement of Operations and Comprehensive Loss

Nine Months Ended January 31, 2017

			Pro Forma		Pro Forma
	KalVista	Carbylan	Adjs		Combined
Grant income	$1,390	$—			$1,390
Licensing revenue	—	18			18

Total revenue	1,390	18			1,408
Operating expenses:
Research and development expenses	9,670	656			10,326
General and administrative expenses	8,973	9,862	(12,010	)A	6,825
Restructuring charges	—	3,125			3,125

Total operating expenses	18,643	13,643			20,276

Operating loss	(17,253)	(13,625)			(18,868)

Other income (expense):
Net interest income (expense)	31	(335)	380	B	76
Foreign currency exchange rate gain	1,511	—			1,511
Other income (expense)	1,310	(1)			1,309

Total other income (expense)	2,852	(336)			2,896

Net loss	$(14,401)	$(13,961)			$(15,972)

Deemed dividends on preferred stock	(2,172)	—	2,172	C	—

Net loss available to common stockholders	$(16,573)	$(13,961)			$(15,972)

Net loss per share attributable to common stockholders, basic and diluted	$(5.50)				$(1.64)
Weighted average shares outstanding, basic and diluted	3,013,073		6,699,969	D	9,713,042

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with GAAP and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and KalVista. The pro forma consolidated statement of operations reflects adjustments that assume that the transaction occurred on May 1, 2016, the beginning of the fiscal year.

Description of Transaction

On June 15, 2016, the Company and KalVista entered into a Share Purchase Agreement pursuant to which the Company would acquire all outstanding shares of KalVista in exchange for approximately 8.0 million newly issued shares of the Company’s common stock, with KalVista surviving as a wholly owned subsidiary of the Company. Immediately following the closing of the transaction, the stockholders of the Company owned approximately 19% of the voting interests of the combined company and the former  KalVista stockholders owned approximately 81% of the voting interests of the combined company. The transaction closed on November 21, 2016. The combined company was renamed KalVista Pharmaceuticals, Inc.

Basis of Presentation

The Company has concluded that the transaction represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. KalVista has completed a preliminary valuation analysis of the fair market value of the Company’s assets to be acquired and liabilities to be assumed. Using the estimated total consideration for the transaction, KalVista has estimated the allocations to such assets and liabilities. The final purchase price allocation will be determined when KalVista has determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (1) changes in allocations to intangible assets and goodwill based on the results of certain valuations and other studies that have yet to be completed, (2) other changes to assets and liabilities and (3) changes to the ultimate purchase consideration.

Carbylan had no significant commercial operations and its only significant pre-combination net assets were cash and cash equivalents, accounts payable and accrued expenses which were already recognized at fair value. Pursuant to this reverse acquisition, the Company recorded the shares of common stock held by Carbylan shareholders at the fair value of Carbylan’s net monetary assets received at November 21, 2016 as these values were considered a more reliable indicator of fair value than the trading value of the shares. No goodwill or intangible assets were recorded in the transaction.

The preliminary allocation of the total purchase price to the acquired assets and liabilities assumed of Carbylan based on the fair values as of November 21, 2016 is as follows (in thousands):

Cash and cash equivalents	$34,139
Prepaid expenses and other current assets	70
Accounts payable, accrued expenses and other liabilities	(3,881)

Net assets acquired	$30,328

The Company and KalVista did not record any provision or benefit for income taxes during the nine months ended January 31, 2017 because each company expects to incur a pre-tax loss in fiscal year 2017 and incurred a pre-tax loss in fiscal year 2016 and each company maintains a full valuation allowance on its deferred tax assets. Accordingly, no tax effects have been provided for the pro forma adjustments described in Note 2, “Pro Forma Adjustments.”

2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The pro forma adjustments, based on preliminary estimates, are as follows:

A.

To reflect the elimination of transaction costs and other direct costs that were attributable to the Transaction incurred by the Company and KalVista during the periods presented. These amounts have been eliminated on a pro forma basis, as they are not expected to have a continuing effect on the operating results of the combined company.

B.

To reflect the elimination of interest expense incurred during the periods presented. The Share Purchase Agreement requires the repayment of outstanding debt instruments in full; therefore, interest expense recognized in the historical periods presented has been eliminated on a pro forma basis, as such expense will not have a continuing effect on the operating results of the combined company.

C.	The effect of the deemed dividends on the preferred stock were eliminated because the preferred shares of KalVista were exchanged for common stock in the Transaction.
D.	To reflect the increase in the weighted average shares in connection with the issuance of common shares in the transaction.

1,778,320 Shares

KALVISTA PHARMACEUTICALS, INC.

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is July 30, 2018